    As filed with the Securities and Exchange Commission on February 18, 2004
                           Registration No. __________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             ASIAINFO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware
   (State or other jurisdiction                          752506390
 of incorporation or organization)          (I.R.S. Employer Identification No.)

                             AsiaInfo Holdings, Inc.
                     4th Floor, Zhongdian Information Tower
                No. 6 Zhongguancun South Street, Haidian District
                                 Beijing 100086, China
                                Tel: (8610) 6250-1658
                    (Address of Principal Executive Offices)

                             ASIAINFO HOLDINGS, INC.
                             2002 STOCK OPTION PLAN
                            (Full title of the plan)

                              Melissa Lin, Manager
                             AsiaInfo Holdings, Inc.
                      5201 Great America Parkway, Suite 429
                          Santa Clara, California 95054
                               Tel: (408) 970-9788
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Matthew D. Adler, Esq.
                                 Clifford Chance
                            3326 China World Tower 1
                              1 Jianguomenwai Dajie
                                Chaoyang District
                              Beijing 100004, China
                              Tel: (8610)6505 9018
                              Fax: (8610)6505 9028

------------------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE       PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
TO BE REGISTERED                                REGISTERED         OFFERING PRICE       AGGREGATE              REGISTRATION
                                                (1)                PER SHARE            OFFERING  PRICE        FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to  be
issued upon exercise of options granted         2,384,290            $6.10(2)             $14,544,169            $1,842.75
under the AsiaInfo Holdings, Inc. 2002
Stock Option Plan (the "Plan")

Common Stock, $0.01 par value, to be
issued upon exercise of options available
for future grant under the Plan                 1,725,300            $7.83(3)             $13,509,099            $1,711.60
------------------------------------------------------------------------------------------------------------------------------
Total                                           4,109,590                                 $28,053,268            $3,554.35
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of shares that may be issuable under the Plan because of any stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) In accordance with Rule 457(h) under the Securities Act, the computation is based upon the weighted average exercise price per share of approximately $6.10 as to 2,384,290 outstanding options to purchase Common Stock under the Plan.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457 (h) under the Securities Act as to an additional 1,725,300 shares of Common Stock authorized for issuance pursuant to the Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based on the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 17, 2004 because the price at which the options to be granted in the future may be exercised in not currently determinable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE


     We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 4,109,590 shares of Common Stock, par value $.01 per share, (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under the Plan.

     The information required by Part I of Form S-8 with respect to the foregoing shares is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference

     AsiaInfo Holdings, Inc. ("AsiaInfo") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission are incorporated in this Registration Statement by reference:

     (a) AsiaInfo's Annual Report on Form 10-K (Commission File No. 001-15713) for the year ended December 31, 2002, filed with the Commission on March 21, 2003.

     (b) AsiaInfo's current report on Form 8-K filed with the Commission on April 22, 2003, July 22, 2003, September 23, 2003, October 21, 2003, October 22,
2003, January 20, 2004 and February 13, 2004, including the Form 8-K Amendment filed with the Commission on July 23, 2003, its quarterly reports on Form 10-Q filed with the Commission on May 14, 2003, August 14, 2003 and November 14, 2003, including the form 10-Q Amendment filed with the Commission on September 25, 2003, and all other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of 2002.

     (c) The description of AsiaInfo's outstanding Common Stock contained in AsiaInfo's Registration Statement on Form S-1 No. 333-93199, as amended, which was declared effective March 2, 2000 by the Commission and AsiaInfo's Registration Statement No. 001-15713 on Form 8-A filed with the Commission on February 28, 2000, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition to the above, all documents subsequently filed by AsiaInfo pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 4. Description of securities

        Not applicable.

Item 5. Interests of named experts and counsel

        Not applicable.

Item 6.  Indemnification of directors and officers

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. AsiaInfo's Certificate of Incorporation and Bylaws provides for the limitation of liability and indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the Delaware General Corporation Law.

         AsiaInfo has obtained an insurance policy covering directors and officers for claims they might otherwise be required to pay or for which AsiaInfo is required to indemnify them, subject to certain limited exclusions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling AsiaInfo pursuant to the foregoing provisions, AsiaInfo has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from registration claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits listed on the accompanying Index to Exhibits are filed as a part of, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below).

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(i) and (ii) hereto do not apply if the information required to be included in a post-effective amendment by clauses (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by AsiaInfo pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2004

                                  ASIAINFO HOLDINGS, INC.

                                  By: /s/ Ying Han
                                      --------------------------------
                                      Ying Han
                                      Chief Financial Officer
                                      (duly authorized officer and
                                      principal financial officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying Han, as his or her attorney-in-fact, with full power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                                  Date
/s/ James Ding           Chairman of the Board and Board Member           February 18, 2004
--------------------
James Ding

/s/ Xingsheng Zhang      Chief Executive Officer and Board Member         February 18, 2004
--------------------
Xingsheng Zhang

/s/ Alan Bickell         Board Member                                     February 18, 2004
--------------------
Alan Bickell

/s/ Chang Sun            Board Member                                     February 18, 2004
--------------------
Chang Sun

/s/ Michael Zhao         Board Member                                     February 18, 2004
--------------------
Michael Zhao

/s/ Tao Long             Board Member                                     February 18, 2004
--------------------
Tao Long

/s/ Edward Tian          Board Member                                     February 18, 2004
--------------------
Edward Tian

/s/ Weiying Zhang        Board member                                     February 18, 2004
--------------------
Weiying Zhang

/s/ Ying Wu              Board member                                     February 18, 2004
--------------------
Ying Wu

/s/ Ying Han             Executive Vice President and Chief               February 18, 2004
--------------------     Financial Officer
Ying Han

                                INDEX TO EXHIBITS

   Exhibit Number                        Documents
--------------------------------------------------------------------------------

      4* Instrument Defining Rights of Shareholders (Share Certificate and Articles of Incorporation)

      5.1 Opinion of Clifford Chance as to the legality of securities being registered

      23.1             Consent of Clifford Chance (contained in Exhibit 5.1)

      23.2             Consent of Independent Auditors

      24.1             Power of Attorney (set forth on signature page)

      99**             AsiaInfo Holdings, Inc. 2002 Stock Option Plan

      * Incorporated by reference from AsiaInfo's Registration Statement on Form S-1 No. 333-93199, originally filed under the Securities Act with the Commission on December 21, 1999, as amended through the date hereof.

      ** Incorporated by reference from AsiaInfo's Proxy Statement No. 001-15713 filed with the Commission on March 21, 2003 pursuant to Section 14(a) of the Exchange Act of 1934, as amended.